As filed with the Securities and Exchange Commission on February 17, 2015
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________________________________
MASIMO CORPORATION
(Exact name of registrant as specified in its charter)
_______________________________________________

Delaware (State or other jurisdiction of incorporation or organization)	33-0368882 (I.R.S. Employer Identification No.)

52 Discovery Irvine, California, 92618 (949) 297-7000 (Address Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)
_______________________________________________
Masimo Corporation 2007 Stock Incentive Plan
(Full title of the plan)
Joe Kiani
Chief Executive Officer
52 Discovery
Irvine, California 92618
(Name and address of agent for service)

(949) 297-7000
(Telephone number, including area code, of agent for service)
_______________________________________________
Copy to:

Jeffrey T. Hartlin, Esq. Paul Hastings LLP 1117 S. California Avenue Palo Alto, California 94304
_______________________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share Common Stock Rights (4)	1,577,836(2)	$26.88(3)	$42,412,232(3)	$4,928.30
___________________________

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of the Common Stock (the “Common Stock”) of Masimo Corporation (the “Registrant”) that may be offered or issued under the plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Represents 1,577,836 additional shares of Common Stock reserved for awards available for future grant under the Masimo Corporation 2007 Stock Incentive Plan (the “2007 Plan”) on January 3, 2015. Unless otherwise provided by the Registrant’s board of directors or compensation committee, the 2007 Plan provides that an additional number of shares will automatically be added annually to the shares authorized for issuance under the 2007 Plan on the first day of each fiscal year beginning with fiscal year 2008 and continuing through fiscal year 2017. The number of shares added each year will be equal to three percent of the aggregate number of shares of Common Stock outstanding at the close of business on the last day of the immediately preceding fiscal year.

(3)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price with respect to the shares are calculated based on $26.88 per share, the average of the high and low prices of the Common Stock, as reported on the NASDAQ Global Select Market on February 10, 2015, a date within five business days prior to the filing of this Registration Statement.

(4)
Comprised of associated rights to purchase shares of the Registrant’s Series A Junior Participating Preferred Stock, par value $0.001 per share (the “Preferred Share Purchase Rights”). The Preferred Share Purchase Rights are attached to shares of the Common Stock in accordance with the Rights Agreement, dated as of November 9, 2007, as amended from time to time, by and between the Registrant and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agreement”). The Preferred Share Purchase Rights are not exercisable until the occurrence of certain events specified in the Rights Agreement, are evidenced by the stock certificates representing the Common Stock and are transferable solely with the Common Stock. The value attributable to the Preferred Share Purchase Rights, if any, is reflected in the value of the Common Stock.

REGISTRATION OF ADDITIONAL SECURITIES
The Registrant has prepared this registration statement (this “Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register 1,577,836 additional shares of Common Stock issuable pursuant to the 2007 Plan. The 2007 Plan, including the shares available for issuance under the 2007 Plan, has been previously approved by the Registrant’s stockholders.
Pursuant to the Registration Statement on Form S-8 (File No. 333-148149) filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on December 19, 2007 (the “2007 Registration Statement”), the Registrant previously registered 3,164,460 shares of Common Stock under the 2007 Plan. The Registrant also filed: (i) a Registration Statement on Form S-8 (File No. 333-157673) with the Commission on March 4, 2009 (the “2009 Registration Statement”), pursuant to which the Registrant registered 4,657,660 additional shares of Common Stock issuable pursuant to the 2007 Plan, which included 567,998 share of Common Stock previously registered under the 2007 Registration Statement, (ii) a Registration Statement on Form S-8 (File No. 333-168534) with the Commission on August 4, 2010, pursuant to which the Registrant registered 1,736,293 additional shares of Common Stock issuable pursuant to the 2007 Plan (the “2010 Registration Statement”), (iii) a Registration Statement on Form S-8 (File No. 333-179557) with the Commission on February 17, 2012, pursuant to which the Registrant registered 1,747,416 additional shares of Common Stock issuable pursuant to the 2007 Plan (the “2012 Registration Statement”); (iv) a Registration Statement on Form S-8 (File No. 333-186692) with the Commission on February 15, 2013, pursuant to which the Registrant registered 1,719,232 additional shares of Common Stock issuable pursuant to the 2007 Plan (the “2013 Registration Statement”); and (v) a Registration Statement on Form S-8 (File No. 333-194089) with the Commission on February 24, 2014, pursuant to which the Registrant registered 1,698,691 additional shares of Common Stock issuable pursuant to the 2007 Plan (the “2014 Registration Statement”, and together with the 2007 Registration Statement, the 2009 Registration Statement, the 2010 Registration Statement, the 2012 Registration Statement and the 2013 Registration Statement, the “Prior Registration Statements”).
In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statements are hereby incorporated by reference.
PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
The following documents filed by the Registrant with the Commission are hereby incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 3, 2015 filed with the Commission on February 17, 2015;
(b)
The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed on August 3, 2007 (File No. 001-33642), pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description; and

(c)
The description of the Registrant’s Series A Junior Participating Preferred Stock contained in the Registrant’s Registration Statement on Form 8-A filed on November 9, 2007 (File No. 001-33642), pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All other reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of the filing of such reports and documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.
For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
You should rely only on the information provided or incorporated by reference in this Registration Statement or any related prospectus. The Registrant has not authorized anyone to provide you with different information. You should not assume that the information in this Registration Statement or any related prospectus is accurate as of any date other than the date on the front of the document.
You may contact the Registrant in writing or orally to request copies of the above-referenced filings, without charge (excluding exhibits to such documents unless such exhibits are specifically incorporated by reference into the information incorporated into this Registration Statement). Requests for such information should be directed to:
Masimo Corporation
Attn: Corporate Secretary
52 Discovery
Irvine, California 92618
(949) 297-7000

ITEM 8. EXHIBITS.

Exhibit Number	Description of Document
4.1(1)	Specimen Common Stock Certificate.
4.2(2)	Amended and Restated Certificate of Incorporation.
4.3(3)	Amended and Restated Bylaws.
4.4(4)	Rights Agreement, dated November 9, 2007, between the Company and Computershare Trust Company, N.A., as Rights Agent.
4.5(5)	Certificate of Designation of Series A Junior Participating Preferred Stock.
4.6(6)	2007 Stock Incentive Plan and forms of agreements related thereto.
5.1	Opinion of Paul Hastings LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Paul Hastings LLP. Reference is made to Exhibit 5.1.
24.1	Power of Attorney. Reference is made to the signature page of this Registration Statement on Form S-8.

(1)	Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-142171), originally filed on April 17, 2007, and incorporated by reference herein.
(2)	Previously filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-142171), originally filed on April 17, 2007, and incorporated by reference herein.
(3)	Previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 26, 2011 and incorporated by reference herein.
(4)	Previously filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 9, 2007 and incorporated by reference herein.
(5)	Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 9, 2007 and incorporated by reference herein.
(6)	Previously filed as Exhibit 10.33 to the Registrant’s Registration Statement on Form S-1 (File No. 333-142171), originally filed on April 17, 2007, and incorporated by reference herein.

ITEM 9. UNDERTAKINGS.
(a) The Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
Provided, however, that:
(A) paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on February 17, 2015

MASIMO CORPORATION
By:	/s/ JOE KIANI
Joe Kiani
Chairman of the Board & Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joe Kiani and Mark P. de Raad and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE(S)	DATE
/s/ JOE KIANI	Chairman of the Board & Chief Executive Officer	February 17, 2015
Joe Kiani	(Principal Executive Officer)
/s/ MARK P. DE RAAD	Executive Vice President, Chief Financial Officer & Corporate Secretary	February 17, 2015
Mark P. de Raad	(Principal Financial and Accounting Officer)
/s/ STEVEN BARKER, M.D. PH.D	Director	February 17, 2015
Steven Barker, M.D., Ph.D.
/s/ ROBERT L. COLEMAN, PH.D	Director	February 17, 2015
Robert L. Coleman, Ph.D.
/s/ SANFORD FITCH	Director	February 17, 2015
Sanford Fitch
/s/ JACK LASERSOHN	Director	February 17, 2015
Jack Lasersohn
/s/ CRAIG REYNOLDS	Director	February 17, 2015
Craig Reynolds

EXHIBIT INDEX

Exhibit Number	Description of Document

4.1(1)	Specimen Common Stock Certificate.
4.2(2)	Amended and Restated Certificate of Incorporation.
4.3(3)	Amended and Restated Bylaws.
4.4(4)	Rights Agreement, dated November 9, 2007, between the Company and Computershare Trust Company, N.A., as Rights Agent.
4.5(5)	Certificate of Designation of Series A Junior Participating Preferred Stock.
4.6(6)	2007 Stock Incentive Plan and forms of agreements related thereto.
5.1	Opinion of Paul Hastings LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Paul Hastings LLP. Reference is made to Exhibit 5.1.
24.1	Power of Attorney. Reference is made to the signature page of this Registration Statement on Form S-8.

(1)	Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-142171), originally filed on April 17, 2007, and incorporated by reference herein.
(2)	Previously filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-142171), originally filed on April 17, 2007, and incorporated by reference herein.
(3)	Previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 26, 2011 and incorporated by reference herein.
(4)	Previously filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 9, 2007 and incorporated by reference herein.
(5)	Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 9, 2007 and incorporated by reference herein.
(6)	Previously filed as Exhibit 10.33 to the Registrant’s Registration Statement on Form S-1 (File No. 333-142171), originally filed on April 17, 2007, and incorporated by reference herein.